Exhibit 99.1

VMware Reports First Quarter 2014 Results

- Year-over-Year Revenue Growth of 14% to $1.36 Billion

- Year-over-Year Revenue Growth of 18% excluding Pivotal and divestitures in 20131

- GAAP Operating Margin of 17.7%; Non-GAAP Operating Margin of 31.1%

- GAAP EPS of $0.46; Non-GAAP EPS of $0.80, an increase of 9% year over year

PALO ALTO, Calif., April 22, 2014 — VMware, Inc. (NYSE: VMW), the global leader in virtualization and cloud infrastructure, today announced financial results for the first quarter of 2014:

•	Revenues for the first quarter were $1.36 billion, an increase of 14% from the first quarter of 2013. Excluding revenues attributable to Pivotal and all divestitures that occurred in 2013, revenues for the first quarter increased 18% from the first quarter of 2013.[1]

•	Operating income for the first quarter was $241 million, an increase of 51% from the first quarter of 2013. Non-GAAP operating income for the first quarter was $423 million, an increase of 9% from the first quarter of 2013.

•	Net income for the first quarter was $199 million, or $0.46 per diluted share, up 14% per diluted share compared to $173 million, or $0.40 per diluted share, for the first quarter of 2013. Non-GAAP net income for the quarter was $348 million, or $0.80 per diluted share, up 9% per diluted share compared to $319 million, or $0.74 per diluted share, for the first quarter of 2013.

•	Operating cash flows for the first quarter were $750 million, an increase of 11% from the first quarter of 2013. Free cash flows for the quarter were $673 million, an increase of 12% from the first quarter of 2013.

•	Cash, cash equivalents and short-term investments were $6.62 billion and unearned revenues were $4.17 billion as of March 31, 2014.

“Our strong financial results reflect VMware’s unique position in helping customers transform their IT infrastructure,” said Pat Gelsinger, chief executive officer, VMware. “As the industry shifts from client server computing to the mobile-cloud era, customers are choosing our solutions because we have the most complete vision and offering for navigating this evolving world.”

“We are pleased with our first quarter comparable revenue growth of 18% as customer adoption across our solutions and services continues to grow,” said Jonathan Chadwick, chief financial officer, VMware. “Our integration of AirWatch and our new product line-up provides customers with the strongest portfolio of products and services in the industry.”

Recent Highlights & Strategic Announcements

•	In February, VMware welcomed over 4,000 attendees and more than 90 sponsors and exhibitors to participate in its annual Partner Exchange where partners heard Pat Gelsinger, Carl Eschenbach and Ben Fathi articulate VMware’s business strategy and technology value proposition and also learned about new program enhancements, competencies and a refreshed reward structure.

•	Also at Partner Exchange, VMware announced that it joined forces with Google to modernize corporate desktops for the Mobile Cloud Era by providing businesses with secure, cloud access to Windows applications, data and Desktops on Google Chromebooks. Later in the quarter, VMware launched VMware Horizon DaaS to enable simple and flexible delivery of desktops in the cloud. More recently, VMware launched VMware Horizon 6, its end-user computing desktop offering, delivering published applications and virtual desktops on a single integrated platform.

•	On February 24, VMware announced the completion of its acquisition of AirWatch, bringing the leading provider of enterprise mobile management and security solutions into VMware’s End-User Computing Business.

•	VMware announced general availability of VMware vCloud Hybrid Service in Europe from a data center in Slough, UK. Complementing VMware’s existing US data centers, the Slough data center provides customers with a European location that addresses UK and EU compliance and data sovereignty demands. Additionally, VMware launched vCloud Hybrid Service - Disaster Recovery, a unique hybrid-cloud-based service that provides a simple and affordable way for customers to protect their data centers.

•	In March, VMware announced general availability of VMware Virtual SAN, VMware’s first software-defined storage product. Built directly into the VMware vSphere kernel, VMware Virtual SAN provides a new tier of hypervisor-converged storage and represents an important milestone as we build out our SDDC offerings.

The company will host a conference call today at 2:00 p.m. PT/ 5:00 p.m. ET to review financial results and business outlook. A live web broadcast of the event will be available on the VMware investor relations website at http://ir.vmware.com. Slides will accompany the web broadcast. The replay of the webcast and slides will be available on the website for two months. In addition, six quarters of historical data for revenues and unearned revenues, excluding revenues generated each period by the products and services contributed to Pivotal on April 1, 2013 and the products and services associated with the divestitures that occurred in 2013 will also be made available at http://ir.vmware.com in conjunction with the conference call.

#    #    #

[1]	Comparative growth percentages exclude revenues in each period attributable to the products and services contributed to Pivotal Software, Inc. and the products and services associated with divestitures consummated by VMware in 2013.

About VMware

VMware is the leader in virtualization and cloud infrastructure solutions that enable businesses to thrive in the Cloud Era. Customers rely on VMware to help them transform the way they build, deliver and consume Information Technology resources in a manner that is evolutionary and based on their specific needs. With 2013 revenues of $5.21 billion, VMware has more than 500,000 customers and 75,000 partners. The company is headquartered in Silicon Valley with offices throughout the world and can be found online at www.vmware.com.

Additional Information

VMware’s website is located at www.vmware.com, and its investor relations website is located at http://ir.vmware.com. VMware’s goal is to maintain the investor relations website as a portal through which investors can easily find or navigate to pertinent information about VMware, all of which is made available free of charge. The additional information includes materials that VMware files with the SEC; announcements of investor conferences and events at which its executives talk about its products, services and competitive strategies; webcasts of its quarterly earnings calls, investor conferences and events (archives of which are also available for a limited time); additional information on its financial metrics, including reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures; press releases on quarterly earnings, product and service announcements, legal developments and international news; corporate governance information; and other news, blogs and announcements that VMware may post from time to time that investors may find useful or interesting.

VMware, AirWatch, Horizon, Horizon DaaS, VMware Virtual SAN, vCloud, vCloud Hybrid Service, vSphere, and vSphere with Operations Management are registered trademarks or trademarks of VMware in the United States and other jurisdictions. All other marks and names mentioned herein may be trademarks of their respective organizations.

Use of Non-GAAP Financial Measures

Reconciliations of non-GAAP financial measures to VMware’s financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled “About Non-GAAP Financial Measures.”

Forward-Looking Statements

This press release contains forward-looking statements including, among other things, statements regarding expectations of continued customer adoption and growth; the strength of VMware’s product and services portfolio; benefits to customers of VMware’s partnership with Google; and expected benefits to customers of newly available VMware products and services, such as Horizon Daas, Horizon 6, vCloud Hybrid Service, vCloud Hybrid Service – Disaster Recovery and Virtual SAN. These forward-looking statements are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to: (i) adverse changes in general economic or market conditions; (ii) delays or reductions in consumer, government and information technology spending; (iii) competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors into the virtualization software and cloud, end user and mobile computing industries, and new product and marketing initiatives by VMware’s competitors; (iv) factors that affect timing of license revenue recognition such as product announcements and promotions and beta programs; (v) VMware’s customers’ ability to transition to, new products and computing strategies such as cloud computing, desktop virtualization and the software defined data center; (vi) the uncertainty of customer acceptance of emerging technology; (vii) changes in the willingness of customers to enter into longer term licensing and support arrangements; (viii) rapid technological changes in the virtualization software and cloud, end user and mobile computing industries; (ix) changes to product and service development timelines; (x) VMware’s relationship with EMC Corporation and EMC’s ability to control matters requiring stockholder approval, including the election of VMware’s board members; (xi) VMware’s ability to protect its proprietary technology; (xii) VMware’s ability to attract and retain highly qualified employees; (xiii) the successful integration of acquired companies and assets into VMware; and (xiv) fluctuating currency exchange rates. These forward-looking statements are based on current expectations and are subject to uncertainties and changes in condition, significance, value and effect as well as other risks detailed in documents filed with the Securities and Exchange Commission, including VMware’s most recent reports on Form 10-K and Form 10-Q and current reports on Form 8-K that we may file from time to time, which could cause actual results to vary from expectations. VMware assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

Contacts:

Paul Ziots

VMware Investor Relations

pziots@vmware.com

650-427-3267

Joan Stone

VMware Global Communications

joanstone@vmware.com

650-427-4436

VMware, Inc.

CONSOLIDATED STATEMENTS OF INCOME

(amounts in millions, except per share amounts, and shares in thousands)

(unaudited)

	For the Three Months Ended
	March 31,
	2014	2013
Revenues:
License	$561	$488
Services	799	703

Total revenues	1,360	1,191
Operating expenses (1):
Cost of license revenues	50	57
Cost of services revenues	151	125
Research and development	293	271
Sales and marketing	474	417
General and administrative	151	98
Realignment charges	—	63

Operating income	241	160
Investment income	9	8
Interest expense with EMC	(5)	(1)
Other income (expense), net	—	(3)

Income before income taxes	245	164
Income tax provision (benefit)	46	(9)

Net income	$199	$173

Net income per weighted-average share, basic for Class A and Class B	$0.46	$0.41
Net income per weighted-average share, diluted for Class A and Class B	$0.46	$0.40
Weighted-average shares, basic for Class A and Class B	430,546	428,005
Weighted-average shares, diluted for Class A and Class B	434,729	432,631
(1) Includes stock-based compensation as follows:
Cost of license revenues	$1	$1
Cost of services revenues	9	7
Research and development	60	62
Sales and marketing	41	36
General and administrative	17	14
Realignment charges	—	5

VMware, Inc.

CONSOLIDATED BALANCE SHEETS

(amounts in millions, except per share amounts, and shares in thousands)

(unaudited)

	March 31,	December 31,
	2014	2013
ASSETS
Current assets:
Cash and cash equivalents	$2,788	$2,305
Short-term investments	3,828	3,870
Accounts receivable, net of allowance for doubtful accounts of $2 and $2	830	1,220
Deferred tax asset	201	190
Other current assets	150	96

Total current assets	7,797	7,681
Property and equipment, net	886	845
Other assets, net	190	107
Deferred tax asset	89	60
Intangible assets, net	831	607
Goodwill	3,906	3,027

Total assets	$13,699	$12,327

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$93	$109
Accrued expenses and other	596	608
Due to related parties, net	26	18
Unearned revenues	2,572	2,558

Total current liabilities	3,287	3,293
Note payable to EMC	1,500	450
Unearned revenues	1,600	1,534
Other liabilities	242	234

Total liabilities	6,629	5,511
Commitments and contingencies
Stockholders’ equity:
Class A common stock, par value $.01; authorized 2,500,000 shares; issued and outstanding 130,884 and 130,349 shares	1	1
Class B convertible common stock, par value $.01; authorized 1,000,000 shares; issued and outstanding 300,000 shares	3	3
Additional paid-in capital	3,550	3,496
Accumulated other comprehensive income	5	4
Retained earnings	3,511	3,312

Total stockholders’ equity	7,070	6,816

Total liabilities and stockholders’ equity	$13,699	$12,327

VMware, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

(unaudited)

	For the Three Months Ended
	March 31,
	2014	2013
Operating activities:
Net income	$199	$173
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	83	91
Stock-based compensation	128	116
Excess tax benefits from stock-based compensation	(15)	(22)
Deferred income taxes, net	(29)	(28)
Non-cash realignment charges	—	14
Other	1	(2)
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	418	380
Other assets	(29)	(41)
Due to/from related parties, net	33	59
Accounts payable	(11)	(8)
Accrued expenses	(104)	(115)
Income taxes payable	41	2
Unearned revenues	35	57

Net cash provided by operating activities	750	676

Investing activities:
Additions to property and equipment	(77)	(78)
Purchases of available-for-sale securities	(531)	(737)
Sales of available-for-sale securities	411	486
Maturities of available-for-sale securities	153	182
Business acquisitions, net of cash acquired	(1,068)	(184)
Increase in restricted cash	(76)	(1)
Other investing	(10)	1

Net cash used in investing activities	(1,198)	(331)

Financing activities:
Proceeds from issuance of common stock	88	68
Proceeds from issuance of note payable to EMC	1,500	—
Repayment of note payable to EMC	(450)	—
Reduction in capital from EMC	(24)	—
Repurchase of common stock	(169)	(182)
Excess tax benefits from stock-based compensation	15	22
Shares repurchased for tax withholdings on vesting of restricted stock	(29)	(22)

Net cash provided by (used in) financing activities	931	(114)

Net increase in cash and cash equivalents	483	231
Cash and cash equivalents at beginning of the period	2,305	1,609

Cash and cash equivalents at end of the period	$2,788	$1,840

VMware, Inc.

SUPPLEMENTAL REVENUES SCHEDULE

(INCLUDES RECONCILIATION OF GAAP TO NON-GAAP DATA)

(in millions)

(unaudited)

	For the Three Months Ended	For the Three Months Ended				For the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,	December 31,
	2014	2013	2013	2013	2013	2012
Revenues as reported (1):
License	$561	$687	$564	$531	$488	$597
Software maintenance	701	699	644	614	605	591
Professional services	98	97	81	98	98	105

Total revenues	$1,360	$1,483	$1,289	$1,243	$1,191	$1,293

Change (%) over prior year
License	14.8%	15.1%	14.8%	2.6%	1.3%	16.1%
Software maintenance	15.8%	18.3%	16.9%	18.3%	23.0%	27.5%
Professional services	0.4%	-8.4%	-11.4%	13.4%	20.8%	27.0%

Total revenues	14.2%	14.7%	13.7%	10.7%	12.9%	22.0%

Revenues as reported, excluding Pivotal (2)
License	$561	$687	$564	$531	$485	$589
Software maintenance	701	699	644	614	601	587
Professional services	98	97	81	98	84	77

Total revenues	$1,360	$1,483	$1,289	$1,243	$1,170	$1,253

Change (%) over prior year
License	15.7%	16.6%	16.0%	4.4%	1.5%	15.7%
Software maintenance	16.6%	19.2%	17.8%	19.3%	23.0%	27.5%
Professional services	17.4%	24.5%	14.0%	45.1%	19.8%	6.4%

Total revenues	16.3%	18.3%	16.8%	14.0%	12.8%	20.3%

Revenues as reported, excluding Pivotal and all dispositions (3)
License	$561	$687	$562	$526	$476	$581
Software maintenance	701	699	642	611	590	574
Professional services	98	97	81	98	83	77

Total revenues	$1,360	$1,483	$1,285	$1,235	$1,149	$1,232

Change (%) over prior year
License	17.8%	18.2%	17.3%	5.3%	1.1%	16.0%
Software maintenance	18.9%	21.8%	20.0%	21.3%	23.4%	27.2%
Professional services	18.2%	24.8%	15.4%	45.6%	19.9%	6.3%

Total revenues	18.4%	20.3%	18.5%	15.4%	12.9%	20.3%

Reconciliation of “revenues as reported” to “revenues as reported, excluding Pivotal and all dispositions”:
Revenues as reported, excluding Pivotal and all dispositions (3)	$1,360	$1,483	$1,285	$1,235	$1,149	$1,232
Pivotal	—	—	—	—	22	40
All dispositions	—	—	4	8	20	21

Revenues as reported (1)	$1,360	$1,483	$1,289	$1,243	$1,191	$1,293

(1)	Represents revenues reported each quarter.
(2)	Represents revenues reported each quarter less the revenues attributable to products and services contributed by VMware to Pivotal Software, Inc. (“Pivotal”) on April 1, 2013. All quarters have been adjusted to exclude the related revenues.
(3)	Represents revenues reported each quarter less a) the revenues attributable to products and services contributed by VMware to Pivotal on April 1, 2013 and b) the revenues attributable to all lines of businesses which were disposed of in 2013, including Zimbra which was disposed of in July 2013. All quarters have been adjusted to exclude the related revenues.

VMware, Inc.

SUPPLEMENTAL UNEARNED REVENUES SCHEDULE

(INCLUDES RECONCILIATION OF GAAP TO NON-GAAP DATA)

(in millions)

(unaudited)

	March 31,	December 31,	September 30,	June 30,	March 31,	December 31,
	2014	2013	2013	2013	2013	2012
Unearned revenues as reported (1)
License	$459	$465	$415	$427	$446	$463
Software maintenance	3,378	3,304	2,937	2,903	2,797	2,755
Professional services	335	323	284	266	247	243

Total unearned revenues	$4,172	$4,092	$3,636	$3,596	$3,490	$3,461

Change (%) over prior year
License	2.8%	0.5%	13.3%	13.7%	19.6%	18.9%
Software maintenance	20.8%	19.9%	21.6%	23.2%	24.5%	29.1%
Professional services	35.6%	33.1%	34.3%	26.8%	30.6%	30.8%

Total unearned revenues	19.6%	18.3%	21.5%	22.2%	24.3%	27.8%

Unearned revenues as reported, excluding Pivotal and all dispositions (2)
License	$459	$465	$414	$427	$407	$414
Software maintenance	3,378	3,304	2,933	2,903	2,736	2,671
Professional services	335	323	285	266	246	241

Total unearned revenues	$4,172	$4,092	$3,632	$3,596	$3,389	$3,326

Change (%) over prior year
License	12.8%	12.3%	26.4%	27.1%	15.7%	11.6%
Software maintenance	23.5%	23.7%	25.0%	26.8%	25.0%	28.5%
Professional services	36.5%	34.4%	35.7%	28.7%	31.7%	30.8%

Total unearned revenues	23.1%	23.0%	26.0%	27.0%	24.3%	26.3%

Reconciliation of “unearned revenues as reported” to “unearned revenues as reported, excluding Pivotal and all dispositions”:
Unearned revenues as reported, excluding Pivotal and all dispositions (2)	$4,172	$4,092	$3,632	$3,596	$3,389	$3,326
Pivotal and all dispositions	—	—	4	—	101	135

Unearned revenues as reported (1)	$4,172	$4,092	$3,636	$3,596	$3,490	$3,461

(1)	Represents unearned revenues reported each quarter.
(2)	Represents unearned revenues reported each quarter less a) the unearned revenues attributable to products and services contributed by VMware to Pivotal on April 1, 2013 and b) the unearned revenues attributable to all lines of businesses which were disposed of in 2013, including Zimbra which was disposed of in July 2013. All quarters have been adjusted to exclude the related unearned revenues.

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA

For the Three Months Ended March 31, 2014

(amounts in millions, except per share amounts, and shares in thousands)

(unaudited)

	GAAP	Stock-Based Compensation	Employer Payroll Taxes on Employee Stock Transactions	Intangible Amortization	Acquisition and Other Related Items	Tax Adjustment (1)	Non-GAAP, as adjusted
Operating expenses:
Cost of license revenues	$50	(1)	—	(24)	—	—	$25
Cost of services revenues	$151	(9)	—	—	—	—	$142
Research and development	$293	(60)	(1)	(1)	—	—	$231
Sales and marketing	$474	(41)	(1)	(3)	—	—	$429
General and administrative	$151	(17)	—	—	(24)	—	$110
Operating income	$241	128	2	28	24	—	$423
Operating margin (2)	17.7%	9.4%	0.2%	2.1%	1.7%	—	31.1%
Income before income taxes	$245	128	2	28	24	—	$427
Income tax provision	$46					33	$79
Tax rate (2)	18.6%						18.5%
Net income	$199	128	2	28	24	(33)	$348
Net income per weighted-average share, basic for Class A and Class B (2) (3)	$0.46	$0.30	$—	$0.07	$0.06	$(0.08)	$0.81
Net income per weighted-average share, diluted for Class A and Class B (2) (4)	$0.46	$0.29	$—	$0.07	$0.06	$(0.08)	$0.80

(1)	Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenues and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.
(2)	Operating margin, tax rate and net income per weighted average share information are calculated based upon the respective underlying, non-rounded data.
(3)	Calculated based upon 430,546 basic weighted-average shares for Class A and Class B.
(4)	Calculated based upon 434,729 diluted weighted-average shares for Class A and Class B.

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA

For the Three Months Ended March 31, 2013

(amounts in millions, except per share amounts, and shares in thousands)

(unaudited)

	GAAP	Stock-Based Compensation	Employer Payroll Taxes on Employee Stock Transactions	Intangible Amortization	Realignment Charges	Acquisition and Other Related Items	Capitalized Software Development Costs (1)	Tax Adjustment (2)	Non-GAAP, as adjusted
Operating expenses:
Cost of license revenues	$57	(1)	—	(23)	—	—	(13)	—	$20
Cost of services revenues	$125	(7)	—	(1)	—	—	—	—	$117
Research and development	$271	(62)	(1)	(1)	—	—	—	—	$207
Sales and marketing	$417	(36)	(1)	(3)	—	—	—	—	$377
General and administrative	$98	(14)	—	—	—	(1)	—	—	$83
Realignment charges	$63	—	—	—	(63)	—	—	—	$—
Operating income	$160	120	2	28	63	1	13	—	$387
Operating margin (3)	13.4%	10.1%	0.2%	2.3%	5.3%	0.1%	1.1%	—	32.5%
Income before income taxes	$164	120	2	28	63	1	13	—	$391
Income tax provision (benefit)	$(9)							81	$72
Tax rate (3)	-5.8%								18.5%
Net income	$173	120	2	28	63	1	13	(81)	$319
Net income per weighted-average share, basic for Class A and Class B (3) (4)	$0.41	$0.28	$—	$0.07	$0.15	$—	$0.03	$(0.19)	$0.75
Net income per weighted-average share, diluted for Class A and Class B (4) (5)	$0.40	$0.28	$—	$0.06	$0.15	$—	$0.03	$(0.18)	$0.74

(1)	For the first quarter of 2013, no costs were capitalized for the development of software products. Amortization expense from previously capitalized amounts was $13 million.
(2)	Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenues and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities. In the first quarter of 2013, our GAAP tax rate of -5.8% was increased by 2.2% for the impact of the federal R&D tax credit reinstated retroactively for 2012 and by 22.1% for the impact of the items excluded from our non-GAAP earnings, as shown in the table above, resulting in a non-GAAP tax rate of 18.5%.
(3)	Operating margin, tax rate and net income per weighted average share information are calculated based upon the respective underlying, non-rounded data.
(4)	Calculated based upon 428,005 basic weighted-average shares for Class A and Class B.
(5)	Calculated based upon 432,631 diluted weighted-average shares for Class A and Class B.

VMware, Inc.

REVENUES BY TYPE

(in millions)

(unaudited)

	For the Three Months Ended
	March 31,
	2014	2013
Revenues:
License	$561	$488
Services:
Software maintenance	701	605
Professional services	98	98

Total services	799	703

Total revenues	$1,360	$1,191

Percentage of revenues:
License	41.2%	41.0%
Services:
Software maintenance	51.6%	50.8%
Professional services	7.2%	8.2%

Total services	58.8%	59.0%

Total revenues	100.0%	100.0%

VMware, Inc.

REVENUES BY GEOGRAPHY

(in millions)

(unaudited)

	For the Three Months Ended
	March 31,
	2014	2013
Revenues:
United States	$649	$568
International	711	623

Total revenues	$1,360	$1,191

Percentage of revenues:
United States	47.7%	47.7%
International	52.3%	52.3%

Total revenues	100.0%	100.0%

VMware, Inc.

RECONCILIATION OF GAAP CASH FLOWS FROM OPERATING ACTIVITIES

TO FREE CASH FLOWS

(A NON-GAAP FINANCIAL MEASURE)

(in millions)

(unaudited)

	For the Three Months Ended
	March 31,
	2014	2013
GAAP cash flows from operating activities	$750	$676
Capital expenditures	(77)	(78)

Free cash flows	$673	$598

About Non-GAAP Financial Measures

To provide investors and others with additional information regarding VMware’s results, VMware has disclosed in this press release the following non-GAAP financial measures: non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, non-GAAP income per diluted share, and free cash flows. VMware has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. These non-GAAP financial measures, other than free cash flows, differ from GAAP in that they exclude stock-based compensation, employer payroll tax on employee stock transactions, amortization of acquired intangible assets, realignment charges, acquisition and other-related items and the net effect of the amortization and capitalization of software development costs and gain on disposition of certain lines of business and other net, each as discussed below. Free cash flows differ from GAAP cash flows from operating activities in its treatment of capital expenditures.

VMware has also presented in this press release quarterly and annual historical data for revenue and unearned revenue, excluding revenue generated each period by the products and services contributed to Pivotal Software, Inc. on April 1, 2013 and the products and services associated with the divestures consummated by VMware in 2013. VMware management believes that these measures are useful to investors because they allow investors to make meaningful comparisons of VMware revenues and unearned revenues across periods.

VMware’s management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, to calculate bonus payments and to evaluate VMware’s financial performance, the performance of its individual functional groups and the ability of operations to generate cash. Management believes these non-GAAP financial measures reflect VMware’s ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in VMware’s business, as they exclude expenses and gains that are not reflective of ongoing operating results. Management also believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating VMware’s operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies. Additionally, management believes information regarding free cash flows provides investors and others with an important perspective on the cash available to make strategic acquisitions and investments, to repurchase shares, to fund ongoing operations and to fund other capital expenditures.

Management believes these non-GAAP financial measures are useful to investors and others in assessing VMware’s operating performance due to the following factors:

•	Stock-based compensation. Stock-based compensation is generally fixed at the time the stock-based instrument is granted and amortized over a period of several years. Although stock-based compensation is an important aspect of the compensation of our employees and executives, the expense for the fair value of the stock-based instruments VMware utilizes may bear little resemblance to the actual value realized upon the vesting or future exercise of the related stock-based awards. Furthermore, unlike cash compensation, the value of stock options is determined using a complex formula that incorporates factors, such as market volatility, that are beyond VMware’s control. Additionally, in order to establish the amount of expense to recognize for performance-based stock awards, which are also an element of ongoing stock-based compensation, VMware is required to apply judgment to estimate the probability of the extent to which performance objectives will be achieved. Management believes it is useful to exclude stock-based compensation in order to better understand the long-term performance of VMware’s core business and to facilitate comparison of its results to those of peer companies.

•	Employer payroll tax on employee stock transactions. The amount of employer payroll taxes on stock-based compensation is dependent on VMware’s stock price and other factors that are beyond our control and do not correlate to the operation of the business.

•	Amortization of acquired intangible assets. A portion of the purchase price of VMware’s acquisitions is generally allocated to intangible assets, such as intellectual property, and is subject to amortization. However, VMware does not acquire businesses on a predictable cycle. Additionally, the amount of an acquisition’s purchase price allocated to intangible assets and the term of its related amortization can vary significantly and are unique to each acquisition. Therefore, VMware believes that the presentation of non-GAAP financial measures that adjust for the amortization of intangible assets provides investors and others with a consistent basis for comparison across accounting periods.

•	Realignment charges: Realignment charges include workforce reductions, asset impairments and losses on asset disposals, and costs to exit facilities. VMware management believes it is useful to exclude these items, when significant, as they are not reflective of VMware’s ongoing business and operating results.

•	Acquisition and other-related items. Acquisition and other-related items include direct costs of acquisitions and dispositions, such as transaction and advisory fees. Also included are accruals for the portion of merger consideration payable in installments that VMware has committed to make to designated founders and key executives of AirWatch, subject to employment conditions and indemnification claims, if any. Such installment payments may be paid in cash or VMware stock, at the option of VMware. As VMware does not acquire or dispose of businesses on a predictable cycle and the terms of each transaction can vary significantly and are unique to each transaction, VMware believes it is useful to exclude these items when looking for a consistent basis for comparison across accounting periods.

•	Capitalized software development costs. Capitalized software development costs encompass capitalization of development costs and the subsequent amortization of the capitalized costs over the useful life of the product. Amortization and capitalization of software development costs can vary significantly depending upon the timing of products reaching technological feasibility and being made generally available. VMware did not capitalize software development costs related to product offerings in either fiscal year 2014 or fiscal year 2013 given its current go-to-market strategy. In future periods, VMware does not expect amortization expense as previously capitalized software development costs have become fully amortized.

•	Gain on disposition of certain lines of business and other, net. In 2013, VMware recognized a gain as a result of exiting certain lines of business under its business realignment plan, which was partially offset by a charge recognized for a non–recoverable strategic investment. These transactions resulted in a net gain of $31 million. To the extent that significant gains or losses are realized on such dispositions and strategic investments, they do not occur on a predictable cycle, and such gains and losses are not reflective of VMware’s ongoing business and operating results. No such gains were realized during the first quarters of 2014 and 2013, respectively.

•	Tax adjustment. Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on VMware’s estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating VMware’s non-GAAP income. VMware’s estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that VMware management believes materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenues and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to VMware’s estimated annual tax rates as described above, the estimated tax rate on non-GAAP income may differ from the GAAP tax rate and from VMware’s actual tax liabilities.

Additionally, VMware management believes that the non-GAAP financial measure free cash flows is meaningful to investors because management reviews cash flows generated from operations after taking into consideration capital expenditures due to the fact that these expenditures are considered to be a necessary component of ongoing operations.

The use of non-GAAP financial measures has certain limitations because they do not reflect all items of income and expense that affect VMware’s operations. Specifically, in the case of stock-based compensation, if VMware did not pay out a portion of its compensation in the form of stock-based compensation and related employer payroll taxes, the cash salary expense included in operating expenses would be higher, which would affect VMware’s cash position. VMware compensates for these limitations by reconciling the non-GAAP financial measures to the most comparable GAAP financial measures. These non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP and should not be considered measures of VMware’s liquidity. Further, these non-GAAP measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited. Management encourages investors and others to review VMware’s financial information in its entirety and not rely on a single financial measure.